 Exhibit 32.1

CERTIFICATION
OF
PRINCIPAL EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. John Cheng, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q/A of China Bottles Inc. for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of China Bottles Inc.

I, Chong Hui Zhao, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q/A of China Bottles Inc. for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of China Bottles Inc.
By:	/s/ J. John Cheng
J. John Cheng
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Chong Hui Zhao
Chong Hui Zhao
Chief Financial Officer
(Principal Financial and Accounting Officer)

December 2, 2008